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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                            Percentage         State
Subsidiaries                                  Owned      of Incorporation
- ------------                                ----------   ----------------

Sandy Spring National Bank of Maryland        100%         United States

Sandy Spring Insurance Corporation (1)        100%            Maryland


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(1)  Second-tier subsidiary, 100% owned by Sandy Spring National Bank of
Maryland.